APPENDIX A

Form of Notice of Election

Sierra Ventures, Inc.
1685 H Street, Number 155,
Blaine, WA 98230

Attn: Ian Jackson, President

Dear Mr. Jackson:

I have received and read the offering circular of Sierra Ventures, Inc. (“Sierra”) relating to its rescission offer, dated October __, 2008, pursuant to which Sierra has offered to repurchase certain shares of its common stock that may have been issued in violation of federal or state securities laws, or both. I acknowledge that I have had an opportunity to carefully review the information from Sierra that I consider important in making my election. I advise Sierra as follows by placing an “X” in the proper spaces provided below (and filling in the appropriate table(s), if applicable):

Shares of Common Stock

1.	I hereby elect to reject the rescission offer and desire to retain the shares.

2.

I hereby elect to accept the rescission offer and rescind the sale of (fill in number) shares and to receive a full refund for all sums paid therefore together with interest at the rate of five percent (5%) per year. My Stock Power(s) is/are also enclosed with this Notice of Election.

Date of Purchase
(The date you were
issued stock. If you		Certificate Number
do not know, please		(If you do not know, please
leave	Number of Shares	leave
blank.)	Purchased	blank.)

IF PERSONS DESIRING TO ACCEPT THIS RESCISSION OFFER INTEND TO MAKE USE OF THE MAILS TO RETURN THEIR STOCK POWER(S), INSURED REGISTERED MAIL, RETURN RECEIPT REQUESTED, IS RECOMMENDED AND SHOULD ALSO PROVIDE THEIR DOCUMENTATION, INCLUDING THIS NOTICE OF ELECTION, BY FACSIMILE TO IAN JACKSON AT THE FOLLOWING FACSIMILE NUMBER: (877) 755-9766.

Dated: November ____, 2008

Print Name of Stockholder:

_________________________________________________

TO THE EXTENT I HAVE ACCEPTED THE OFFER, I AGREE I WILL NOT HAVE ANY FURTHER RIGHT, TITLE OR INTEREST IN THOSE SHARES OF COMMON STOCK AND ANY SUBSEQUENT APPRECIATION IN THE VALUE OF THE SHARES OF COMMON STOCK.

Dated: November ____, 2008

Print Name of Stockholder:	Name of Stockholder:

Authorized Signature:	Authorized Signature (if shares held in more than one name):

Title of Authorized Signatory (if applicable):	Title of Authorized Signatory (if applicable):

Address of Stockholder:	Phone number of Stockholder:

Fax number of Stockholder:	Email of Stockholder:

APPENDIX B

SIERRA VENTURES, INC.
STOCK POWER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto SIERRA VENTURES, INC., a Wyoming corporation, _______________ shares of common stock of Sierra Ventures, Inc., and does hereby irrevocably constitute and appoint Ian Jackson the undersigned’s Attorney to transfer said shares on the books of said corporation with full power of substitution in the premises.

Dated: _____________, 2008	SELLING STOCKHOLDER

Print Name(s) of Selling Stockholder(s)

Authorized Signature

Title of Authorized Signatory (if applicable) [1]

Authorized Signature (if shares held in more than one name)

Title of Authorized Signatory (if applicable)

Address of Selling Stockholder (Line 1)

Address of Selling Stockholder (Line 2)

Phone

Email

Fax

[1]	Trustees, officers and other fiduciaries or agents should indicate their title or capacity and print their names under their signatures.